Exhibit 10.22

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

between

AMERICAN CRYSTAL SUGAR COMPANY,

as Borrower,

and

CoBANK, ACB,

as Lender,

dated July 31, 2006

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Third Amendment”) is dated to be effective as of April 2, 2007, and is by and between AMERICAN CRYSTAL SUGAR COMPANY, a Minnesota cooperative corporation (“Borrower”), and CoBANK, ACB (“Lender”), and amends that certain Amended and Restated Loan Agreement dated July 31, 2006, as amended from time to time (the “Loan Agreement”).  All capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

RECITALS

The parties have agreed to modify certain terms and provisions of the Loan Agreement as more fully set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree to amend the Loan Agreement in the following respects:

1.             Defined Terms. The following terms set forth in Section 1.1 of the Loan Agreement shall be amended and restated in their entirety as follows:

“Revolving Loan Amount”: An amount which shall not at any time be greater than (i) Three Hundred Fifty Million Dollars ($350,000,000) for the period April 2, 2007 to June 1, 2007 or (ii) Three Hundred Million Dollars ($300,000,000) at all other times, as determined from time to time according to the terms of this Agreement.

2.             Representations and Warranties.  Barrower restates, represents and warrants the representations and warranties set forth in Article IV of the Loan Agreement as of the date of this Third Amendment.

3.             Incorporation of Loan Agreement.  This Third Amendment shall be an integral part of the Loan Agreement, and all terms of the Loan Agreement are hereby incorporated in this Third Amendment by reference, and all terms of this Third Amendment are hereby incorporated into the Loan Agreement as if made an original part thereof. Except as modified herein, all terms and provisions of the Loan Agreement shall continue in full force and effect, but to the extent the terms of this Third Amendment conflict with the Loan Agreement, the terms of this Third Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to be effective as of the day and year first above written.

AMERICAN CRYSTAL SUGAR COMPANY,
a Minnesota cooperative corporation

By	/s/ Samuel S. M. Wai
Name	Samuel S. M. Wai
Title	Treasurer

CoBANK, ACB

By	/s/ Michael Tousignant
Name	Michael Tousignant
Title	Vice President